Exhibit 107

Calculation of Filing Fee Table

Form F-1

Adlai Nortye Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

			Fee		Proposed
			Calculation		Maximum	Maximum
	Security		or Carry		Offering	Aggregate		Amount of
			Forward	Amount	Price Per	Offering		Registration
	Type	Security Class Title	Rule	Registered	Unit	Price(1)(2)	Fee Rate	Fee
Fees to be Paid	Equity	Class A ordinary shares, par value US$ 0.0001(3)	457(o)	-	-	$66,125,000	$0.00011020	$7,287
		Total Offering Amounts				$66,125,000

		Total Fees Previously Paid				$9,885

		Total Fee Offsets				-

		Net Fee Due				-

(1)	Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional ADSs.
(2)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(3)	American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-273758). Each American depositary share represents three Class A ordinary shares.